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                      RENAISSANCE MORTGAGE ACCEPTANCE CORP.

         Home Equity Loan Asset-Backed Certificates, Series [____]-[__]

                             UNDERWRITING AGREEMENT

                                                    [___________] [___], [_____]

[Underwriter]

Ladies and Gentlemen:

         Renaissance Mortgage Acceptance Corp., a Delaware corporation ("Renaissance") has authorized the issuance and sale of Renaissance Home Equity Loan Asset-Backed Certificates, Series [____]-[__], Class [___], [___], [___], and [___] (collectively, the "Offered Certificates"), Class [___], [___], [___] and [___] Certificates (the "Other Certificates" and together with the Offered Certificates, the "Certificates"). The Certificates evidence in the aggregate the beneficial interest in a pool of closed-end fixed and adjustable rate mortgage loans (the "Mortgage Loans") consisting of two groups ("Loan Group 1" and "Loan Group 2", respectively, and each a "Loan Group"). The Mortgage Loans are secured by first or second deeds of trust and mortgages primarily on one- to four-family residential properties.

         Only the Offered Certificates are being purchased by [_____________] (the "Underwriter," which term shall include you whether acting alone in the sale of Certificates or as a member of an underwriting syndicate) at the prices set forth in Schedule A, plus accrued interest.

         The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of [_________] [__], [____] between Delta Funding Corporation, as seller (the "Seller"), [________________], as servicer (the "Servicer"), Renaissance as Depositor and [______________________], as trustee (the "Trustee"). The Certificates will evidence fractional undivided interests in the property held in trust for the holders of such Certificates (the "Trust"). The assets of the Trust will include, among other things, Mortgage Loans identified as of [_________] [__], [____] (the "Statistic Calculation Mortgage Loans"), additional closed-end fixed and adjustable rate home equity loans that may be delivered on the Closing Date (the "Additional Mortgage Loans," together with the Statistic Calculation Mortgage Loans, the "Initial Mortgage Loans"), and subsequent Mortgage Loans to be purchased by the Trust from the Seller from time to time on or prior to [_________] [__], [____] (the "Subsequent Mortgage Loans," together with the Initial Mortgage Loans, the "Mortgage Loans"). The aggregate undivided interest in the Trust represented by the Offered Certificates initially will be equal to $[__________] of principal, which represents 100% of the sum of the outstanding principal balances of the Mortgage Loans as of the Cut-Off Date. The "Cut-Off Date" for the Statistic Calculation Mortgage Loans is the close of business on [_________] [__], [____], and the Cut-Off Date with respect to any additional Mortgage Loan originated after the close of business on [_________] [__], [____] will be the date of origination of such Mortgage Loan. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement (hereinafter defined).
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         Elections will be made to treat certain assets of the Trust (exclusive of the Net Rate Cap Fund and the LIBOR Carryover Fund) as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes creating a tiered REMIC structure. The Offered Certificates will represent beneficial ownership of "regular interests" in a REMIC and the Class [___], [___] and [___] Certificates (collectively, the "Residual Certificates") will each represent beneficial ownership of "residual interests" in a REMIC.

         The Offered Certificates are more fully described in a Registration Statement which Renaissance has furnished to the Underwriter. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

         Pursuant to the Pooling and Servicing Agreement, Renaissance will transfer to the Trust on the Closing Date all of its right, title and interest in and to the Mortgage Loans, as of the applicable Cut-Off Date (including all payments of principal due after the relevant Cut-Off Date and all payments of interest received after the relevant Cut-Off Date other than payments of principal and interest on the Mortgage Loans due on or before [_________] [__], [____]) and the collateral securing each such Mortgage Loan.

         Renaissance will cause [_______________________] (the "Insurer") to issue an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") for the benefit of the Class [___], [___] and [___] Certificates pursuant to the terms of an insurance agreement among the Insurer, Renaissance, the Seller, the Servicer, and the Trustee (the "Insurance Agreement").

         Renaissance will enter into an Indemnification Agreement, dated as of [_________] [__], [____], among the Underwriter, Renaissance, the Seller, the Servicer and the Insurer (the "Indemnification Agreement"), to govern the liability of the several parties with respect to the losses resulting from material misstatements or omissions contained in the Prospectus Supplement.

         This Underwriting Agreement and the Pooling and Servicing Agreement and the Insurance Agreement are referred to collectively herein as the "Agreements".

         Section I. Representations and Warranties of Renaissance. Renaissance represents and warrants to, and agrees with the Underwriter that:

         A. A Registration Statement on Form S-3 (No. 333-96001) has (i) been prepared by Renaissance in conformity with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by Renaissance to the Underwriter. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; and "Prospectus" means such final prospectus, as first supplemented by a prospectus supplement (the "Prospectus Supplement") relating to the Offered Certificates, as first filed with the Commission pursuant to paragraph (1) or (4) or (5) of Rule 424(b) of the Rules and Regulations. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any report filed with the Commission with respect to the Trust pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of the Prospectus that is incorporated by reference in the Registration Statement. There are no contracts or documents of Renaissance which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.


                                       2
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         B. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date and as amended or supplemented as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to Renaissance in writing by the Underwriter expressly for use therein.

         C. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to Renaissance in writing by the Underwriter expressly for use therein.

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         D. Since the respective dates as of which information is given in the
Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of Renaissance, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

         E. Renaissance has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to be so qualified would have a material adverse effect on the financial condition or operations of Renaissance, and has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under the Agreements and to cause the Certificates to be issued.

         F. There are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which Renaissance is a party or of which any of its properties is the subject (a) which if determined adversely to Renaissance would have a material adverse effect on the business or financial condition of Renaissance, (b) asserting the invalidity of the Agreements or the Certificates, (c) seeking to prevent the issuance of the Certificates or the consummation by Renaissance of any of the transactions contemplated by any of the Agreements or (d) which might materially and adversely affect the performance by Renaissance of its obligations under, or the validity or enforceability of, any of the Agreements or the Certificates.

         G. This Agreement has been, and the Pooling and Servicing Agreement, when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by Renaissance, and this Agreement constitutes, and the Pooling and Servicing Agreement when executed and delivered as contemplated herein, will constitute, legal, valid and binding instruments enforceable against Renaissance in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement, limitations of public policy under applicable securities laws.

         H. The execution, delivery and performance of the Agreements by Renaissance and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Renaissance is a party, by which Renaissance is bound or to which any of the property or assets of Renaissance or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of Renaissance or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Renaissance or any of its properties or assets.

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         I. [_______________] is an independent public accountant with respect to Renaissance as required by the Securities Act and the Rules and Regulations.

         J. The direction by Renaissance to the Trustee to execute, authenticate, issue and deliver the Certificates has been duly authorized by Renaissance, and assuming the Trustee has been duly authorized to do so, when executed, authenticated, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

         K. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Certificates to the Underwriter, or the consummation by Renaissance of the other transactions contemplated by the Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the purchase and distribution of the Certificates by the Underwriter or as have been obtained.

         L. At the time of execution and delivery of the Pooling and Servicing Agreement, Renaissance will: (i) have equitable title to the Mortgage Loans conveyed by Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens");
(ii) not have assigned to any person (other than the Trustee) any of its right, title or interest in the Mortgage Loans (other than liens that have been released at the time the Mortgage Loans are conveyed to the Trustee), in the Pooling and Servicing Agreement; and (iii) have the power and authority to sell its interest in the Mortgage Loans to the Trustee and to sell the Offered Certificates to the Underwriter. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of Renaissance's right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriter of the Offered Certificates, the Offered Certificates will be free of any Liens.

         M. Neither Renaissance nor the Trust created by the Pooling and Servicing Agreement is an "investment company" within the meaning of such term under the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations of the Commission thereunder.

         N. At the Closing Date, the Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

         O. At the Closing Date, the Offered Certificates (other than the Class [___],[___] and [___] Certificates) shall have been rated "AAA" by Standard & Poor's Ratings Services ("Standard & Poor's"), the Class [___] Certificates shall have been rated "AA" by Standard & Poor's, the Class [___] Certificates shall have been rated "A" by Standard & Poor's, the Class [___] Certificates shall have been rated "BBB" by Standard & Poor's, the Offered Certificates (other than the Class [___] Certificates, the Class [___] Certificates and the Class [___] Certificates) shall have been rated "Aaa" by Moody's Investors Service ("Moody's"), the Class M-1 Certificates shall have been rated "Aa3" by Moody's, the Class M-2 Certificates shall have been rated "A3" by Moody's, the Class B Certificates shall have been rated "Baa3" by Moody's and the Offered Certificates (other than the Class [___] Certificates, the Class [___] Certificates and the Class [___] Certificates) shall have been rated "AAA" by Fitch, Inc. ("Fitch") and the Class [___],[___] and Class [___] Certificates shall have been rated at least "AA", "A" and "BBB," respectively, by Fitch.

                                       5
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         P. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Agreements and the Certificates have been paid or will be paid at or prior to the Closing Date.

         Q. Renaissance possesses all material licenses, certificates, authorities or permits issued by the appropriate State, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and Renaissance has not received notice of any proceedings relating to the revocation or modification of any such license, certificate, authority or permit which if decided adversely to Renaissance would, singly or in the aggregate, materially and adversely affect the conduct of its business, operations or financial condition.

         R. As of the applicable Cut-Off Date, each of the Mortgage Loans will meet the eligibility criteria described in the Prospectus and will conform in all material respects to the descriptions thereof contained in the Prospectus.

         S. At the Closing Date, each of the representations and warranties of Renaissance set forth in Section 2.03 of the Pooling and Servicing Agreement and in Section 3.01 of the Insurance Agreement will be true and correct in all material respects.

         Any certificate signed by an officer of Renaissance and delivered to the Underwriter or counsel for the Underwriter in connection with an offering of the Certificates shall be deemed, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section I are made.

         Section II. Purchase and Sale. The commitment of the Underwriter to purchase the Offered Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the satisfaction of the terms and conditions set forth herein. Renaissance agrees to instruct the Trustee to issue and agrees to sell to the Underwriter, and the Underwriter agrees (except as provided in Sections X and XI hereof) to purchase from Renaissance, the Offered Certificates at the purchase prices set forth in Schedule A, plus, in the case of the Offered Certificates other than the Class [___] and Class [___] Certificates, accrued interest from the Closing Date, and in the case of the Class [___] and Class [___] Certificates, accrued interest from [________] [__], [____].

         Section III. Delivery and Payment. Delivery of and payment for the Offered Certificates to be purchased by the Underwriter shall be made at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, or at such other place as shall be agreed upon by the Underwriter and Renaissance at 10:00 a.m. New York City time on [________] [__], [____], or at such other time or date as shall be agreed upon in writing by the Underwriter and Renaissance (such date being referred to as the "Closing Date"). Payment shall be made to Renaissance by wire transfer of same day funds payable to the account of Renaissance. Delivery of the Offered Certificates shall be made to the Underwriter for the account of the Underwriter against payment of the purchase price thereof. The Offered Certificates shall be in such denominations and registered in such names as the Underwriter may request in writing at least two Business Days prior to the Closing Date. The Offered Certificates will be made available for examination by the Underwriter no later than 2:00 p.m. New York City time on the first Business Day prior to the Closing Date.

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         Section IV. Offering by the Underwriter. It is understood that, subject to the terms and conditions hereof, the Underwriter proposes to offer the Offered Certificates for sale to the public as set forth in the Prospectus.

         Section V. Covenants of Renaissance. Renaissance agrees as follows:

         A. To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the time required thereby; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time, during the period that a Prospectus is required to be delivered in connection with the offer and sale of the Offered Certificates, when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by Renaissance with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Certificates, to promptly advise the Underwriter of its receipt of notice of the issuance by the Commission of any stop order or of: (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, Renaissance promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

         B. To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, including all consents and exhibits filed therewith.

         C. To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus; and (iii) any document, filed by Renaissance and incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Offered Certificates, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, Renaissance shall notify the Underwriter and, upon the request of the Underwriter, shall file such document and prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriter is required to deliver a Prospectus in connection with sales of any of the Offered Certificates at any time nine months or more after the Effective Time, upon the request of the Underwriter but at its expense, Renaissance shall prepare and deliver to the Underwriter as many copies as the Underwriter may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

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         Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section VII.

         D. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of Renaissance or the Underwriter, be required by the Securities Act or requested by the Commission.

         E. Prior to filing with the Commission any (i) supplement to the Prospectus or (ii) Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing.

         F. To make generally available to holders of the Offered Certificates as soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, a statement of earnings of the Trust (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of Renaissance, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

         G. To use its best efforts, in cooperation with the Underwriter, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered Certificates; provided that Renaissance shall not be required to become subject to any general consent to service of process or jurisdiction in any jurisdiction in which it is not subject as of the date of this Agreement. Renaissance will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been so qualified.

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         H. So long as the Offered Certificates shall be outstanding, to deliver to the Underwriter as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance delivered to the Trustee pursuant to
Section 3.09 of the Pooling and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to
Section 3.10 of the Pooling and Servicing Agreement; and (iii) the Monthly Statement furnished to the Certificateholders pursuant to Section 5.03 of the Pooling and Servicing Agreement.

         I. To apply the net proceeds from the sale of the Offered Certificates in the manner set forth in the Prospectus.

         J. To file with the Commission within fifteen days of the issuance of the Certificates a current report on Form 8-K setting forth specific information concerning the Offered Certificates and the Mortgage Loans to the extent that such information is not set forth in the Prospectus and also to file with the Commission a current report on Form 8-K setting forth all Computational Materials, ABS Term Sheets and Collateral Term Sheets (as each defined in
Section VI hereof) provided to Renaissance by any Underwriter within the applicable time periods allotted for such filing pursuant to the No-Action Letters (as defined in Section VI hereof); provided that Renaissance's obligation to file such Computational Materials, ABS Term Sheets and Collateral Term Sheets within such time shall be subject to each Underwriter's timely performance of its obligations under Section VI.

         K. In connection with any Computational Materials, ABS Term Sheets or Collateral Term Sheets provided by an Underwriter pursuant to Section VI, to receive a letter from [____________] certified public accountants, satisfactory in form and substance to Renaissance, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by Renaissance, as a result of which they have determined that the information included in the Computational Materials, ABS Term Sheets or Collateral Term Sheets (if any), provided by the Underwriter(s) to Renaissance for filing on Form 8-K pursuant to Section VI and subsection J, is accurate except as to such matters that are not deemed by Renaissance to be material. The foregoing letter shall be obtained at the expense of any Underwriter who has prepared such Computational Materials, ABS Term Sheets or Collateral Term Sheets.

         L. In the event that an Underwriter must prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets pursuant to
Section VI(d), to file any corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets no later than two days following receipt thereof.

         M. Unless the Underwriter shall otherwise have given its written consent, no pass-through certificates backed by home equity loans or other similar securities representing interest in or secured by other mortgage-related assets originated or owned by Renaissance shall be publicly offered or sold nor shall Renaissance enter into any contractual arrangements that contemplate the public offering or sale of such securities for a period of seven (7) Business Days following the commencement of the offering of the Offered Certificates to the public.

         Section VI. Investor Information. The Underwriter may prepare and provide to prospective investors certain Computational Materials, ABS Term Sheets or Collateral Term Sheets (collectively "Investor Materials") in connection with its offering of the Offered Certificates, subject to the following conditions:

         A. Such Underwriter shall comply with the requirements of the No-Action Letter of May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

         B. For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by the Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by any Underwriter.

         C. The Underwriter shall provide to Renaissance any Computational Materials, ABS Term Sheets or Collateral Term Sheets which are provided to investors, together with a letter, reasonably acceptable to the Underwriter and Renaissance, from [_____________], with regard to such Computational Materials, ABS Term Sheets or Collateral Term Sheets, no later than the two Business Days preceding the date such Computational Materials, ABS Term Sheets or Collateral Term Sheets are required to be filed pursuant to the applicable No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. The materials so furnished shall be furnished to Renaissance in hard copy and on computer disk.

         D. In the event that Renaissance or the Underwriter discovers an error in the Computational Materials, ABS Term Sheets or Collateral Term Sheets, the Underwriter that prepared such material shall prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets and deliver it to the Company for filing pursuant to Section V(L).

         E. The Underwriter agrees that if it desires to furnish to potential investors materials, which if delivered separately would be Collateral Term Sheets, it shall do so only as a component of Computational Materials delivered to such prospective investors.

         F. The Underwriter furnishing such Investor Materials represents to Renaissance as follows:

                  1. The Investor Materials do not contain an untrue statement of a material fact or, when read in conjunction with the Prospectus as an integral document, omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made (x) with respect to any untrue statements or omissions that are the result of untrue statements or omissions in Seller Provided Information or (y) that the Prospectus (exclusive of such Investor Materials) does not include any untrue statements of a material fact and does not omit to state any material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  2. The Investor Materials contain customary legends referring to the assumptions on which they are based and the absence of assurances or representations as to the actual rate or timing of payments on any of the Mortgage Loans or the performance characteristics of the Certificates, and a statement to the effect that the Investor Materials were prepared by the applicable Underwriter based on information regarding the Mortgage Loans furnished by the Issuer.

                  3. Neither Renaissance nor any of its affiliates participated in the preparation of the Investor Materials other than by supplying Seller Provided Information to such Underwriter.

         Section VII. Conditions to the Underwriter's Obligations. The obligation of the Underwriter to purchase the Offered Certificates pursuant to this Agreement is subject to: (i) the accuracy on and as of the Closing Date of the representations and warranties on the part of Renaissance herein contained;
(ii) the performance by Renaissance of all of its obligations hereunder; and
(iii) the following conditions as of the Closing Date:

         A. The Underwriter shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

         B. The Underwriter shall not have discovered and disclosed to Renaissance on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriter, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         C. All corporate proceedings and other legal matters relating to the authorization, form and validity of the Agreements the Offered Certificates, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriter, and Renaissance shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         D. Stroock & Stroock & Lavan LLP shall have furnished to the Underwriter their written opinion, as special counsel to Renaissance, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

                  1. Renaissance has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and carry on its business and to execute, deliver and perform the Pooling and Servicing Agreement, the Indemnification Agreement and the Insurance Agreement and cause the issuance of the Certificates.

                  2. Each of the Pooling and Servicing Agreement and the Insurance Agreement has been duly authorized, executed and delivered by Renaissance, and constitutes the legal, valid and binding agreements of Renaissance, enforceable against Renaissance in accordance with its terms, subject to the effect of (x) bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to creditors' rights generally and court decisions with respect thereto and (y) public policy considerations regarding the enforcement of the indemnity provisions in the Indemnification Agreement (other than the application of equitable principles in any proceeding, whether at law or in equity, as to which no opinion need be expressed).

                  3. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates and the sale of the Certificates to the Underwriter, or the consummation by Renaissance of the other transactions contemplated by the Agreements, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws,
(b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by Renaissance of its obligations under, or the validity or enforceability of, the Agreements.

                  4. The conditions to the use by Renaissance of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

                  5. The Registration Statement and any amendments thereto have become effective under the 1933 Act; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates (other than the information relating to the Certificate Insurer and the financial and statistical information contained or incorporated therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder.

                  6. To the best of such counsel's knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                  7. The statements in the base Prospectus under the headings, "Certain Legal Aspects of Loans", "ERISA Considerations" and "Federal Income Tax Considerations", and the statements in the Prospectus Supplement under the headings "Federal Income Tax Considerations" and "ERISA Considerations", to the extent that they constitute matters of federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects with respect to those consequences or aspects that are discussed.

                  8. The Pooling and Servicing Agreement conforms in all material respects to the description thereof contained in the Prospectus and is not required to be qualified under the Trust Indenture Act of 1939, as amended.

                  9. Neither Renaissance nor the Trust is an "investment company" or under the control of an "investment company" as such terms are defined in the 1940 Act.

                  10. Each of REMIC I, REMIC II and REMIC III, as described in the Pooling and Servicing Agreement will qualify to be treated as a "real estate mortgage investment conduit" (the "REMIC") as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the Offered Certificates will be treated as "regular interests" in a REMIC and the Residual Certificates will each be treated as the single class of "residual interests in a REMIC assuming: (i) an election is made to treat each REMIC as a REMIC, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder.

                  11. The Offered Certificates will, when issued, conform to the description thereof contained in the Prospectus.

         Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter to the effect that no facts have come to the attention of such counsel which lead them to believe that: (a) the Registration Statement (other than the Derived Information (as defined below) and the financial and statistical information contained or incorporated therein, as to which no opinion shall be given) at the time it became effective, or at the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Prospectus (other than (i) the Derived Information, and (ii) the financial, statistical and numerical information contained or incorporated therein, as to which no opinion shall be expressed), contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         E. The Underwriter shall have received the favorable opinion, dated the Closing Date, of Stroock & Stroock & Lavan LLP, special counsel for Renaissance, addressed to Renaissance and satisfactory to Standard & Poor's, Moody's and Fitch (together, the "Rating Agencies") and the Underwriter, with respect to certain matters relating to the transfer of the Mortgage Loans to Renaissance and from Renaissance to the Trust, and such counsel shall have consented to reliance on such opinion by the Rating Agencies as though such opinion had been addressed to them.

         F. Counsel for Renaissance shall have furnished to the Underwriter its written opinion, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

                  1. Renaissance has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under the Agreements, and to cause the issuance of the Certificates.

                  2. The execution, delivery and performance of the Agreements by Renaissance, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Renaissance is a party or by which Renaissance is bound or to which any of the property or assets of Renaissance is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of Renaissance or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Renaissance or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of Renaissance to perform its obligations under the Agreements).

                  3. There are no actions, proceedings or investigations pending before or, to their knowledge, threatened by any court, administrative agency or other tribunal to which Renaissance is a party or of which any of its properties is the subject: (a) which if determined adversely to Renaissance would have a material adverse effect on the business, results of operations or financial condition of Renaissance; (b) asserting the invalidity of the Agreements or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by Renaissance of any of the transactions contemplated by the Agreements, as the case may be; or (d) which might materially and adversely affect the performance by Renaissance of its obligations under, or the validity or enforceability of, the Agreements.

                  4. Each of the Agreements has been duly authorized, executed and delivered by Renaissance and, assuming the due authorization, execution and delivery of the Agreements by the other parties thereto, each of the Agreements constitutes a valid and binding obligation of Renaissance, enforceable against Renaissance in accordance with their respective terms.

         G. The Underwriter shall have received the favorable opinion, dated the Closing Date, of the in-house counsel to [_______________________], addressed to the Underwriter and in form and scope satisfactory to counsel to the Underwriter, to the effect that:

                  1. The Trustee is a national banking association with trust powers, duly organized and validly existing in good standing under the laws of the United States, and has all requisite power and authority to enter into the Pooling and Servicing Agreement and perform its obligations thereunder.

                  2. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitute the legal, valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with their respective terms.

                  3. No approval, authorization or other action by, or filing with, any court or governmental agency or authority having jurisdiction over the banking or trust powers of the Trustee is required in connection with its execution and delivery of the Pooling and Servicing Agreement according to their terms.

                  4. The execution, delivery and performance of the Pooling and Servicing Agreement do not result in a violation of (a) any law or regulation of the United States governing the banking or trust powers of the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets or (b) the articles of association or by-laws of the Trustee.

                  5. The Certificates have been authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement.

                  6. There are actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if decided adversely to the Trustee, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement or the Insurance Agreement.

         H. The Underwriter shall have received the favorable opinion or opinions, dated the date of the Closing Date, of counsel for the Underwriter, with respect to the issue and sale of the Certificates, the Registration Statement, this Agreement, the Prospectus and such other related matters as the Underwriter may reasonably require.

         I. The Underwriter shall have received the favorable opinion or opinions, dated the Closing Date, of counsel for the Certificate Insurer, addressed to the Underwriter and in form and scope satisfactory to counsel to the Underwriter, to the effect that:

                  1. The Certificate Insurer is a stock insurance corporation, duly incorporated and validly existing under the laws of the State of New York and is licensed and has the power and authority to issue the Policy under the laws of the State of New York.

                  2. The Policy has been duly authorized, executed and delivered and is the valid and binding obligation of the Certificate Insurer enforceable in accordance with its terms, except that the enforcement of the Policy may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                  3. The Certificate Insurer has the power and authority to perform its obligations under the Insurance Agreement and the Indemnification Agreement and the Insurance Agreement and the Indemnification Agreement have been duly executed and are the valid and binding obligations of the Certificate Insurer, enforceable in accordance with its terms, except that the enforcement of the Insurance Agreement and the Indemnification Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and, in the case of the Indemnification Agreement, subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein insofar as such provisions relate to indemnification for liabilities arising under the securities laws.

                  4. No consent, approval, authorization, filing or order of any state or federal court or governmental agency or body is required on the part of the Certificate Insurer the lack of which would adversely affect the validity and enforceability of the Policy.

                  5. The execution, delivery and performance by the Certificate Insurer of its obligations under the Policy do not contravene any provision of the charter or by-laws of the Certificate Insurer. The execution, delivery and performance by the Certificate Insurer of its obligations under the Policy do not, to the extent that either of the following would affect the validity or enforceability of the Policy, (a) contravene any law or government regulation or order presently binding on the Certificate Insurer or (b) contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Certificate Insurer is a party or by which it is bound.

                  6. To the extent that the Policy constitutes a security within the meaning of Section 2(l) of the Securities Act, it is a security exempt from the registration requirements of the Securities Act.

                  7. The description of the Certificate Insurer in the Prospectus Supplement under the heading "The Certificate Insurer" does not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no opinion need be expressed as to the accuracy of any financial statements or other financial or statistical data contained in or omitted from the Prospectus Supplement, including such statements or other information included under such caption or in any appendix to the Prospectus Supplement.

         J. Renaissance shall have furnished to the Underwriter a certificate, dated the Closing Date, of its Chairman of the Board, its President or a Vice President stating that:

                  1. The representations and warranties of Renaissance in
Section I of this Agreement are true and correct as of the Closing Date; and Renaissance has complied with all its agreements contained herein.

                  2. Such person has carefully examined the Registration Statement and the Prospectus and, in his opinion (x) as of the Effective Date, the Registration Statement and Prospectus did not include an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

         K. The Trustee shall have furnished to the Underwriter a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee and the acceptance by the Trustee of the trusts created by the Pooling and Servicing Agreement and the due execution, authentication and delivery of the Certificates by the Trustee under the Pooling and Servicing Agreement and such other matters as the Underwriter shall reasonably request.

         L. At the Closing Date, the Offered Certificates (other than the Class [___],[___] and [___] Certificates) shall have been rated "AAA" by Standard & Poor's, the Class [___] Certificates shall have been rated "AA" by Standard & Poor's, the Class M-2 Certificates shall have been rated "A" by Standard & Poor's, the Class [___] Certificates shall have been rated "BBB" by Standard & Poor's, the Offered Certificates (other than the Class [___] Certificates, the Class [___] Certificates and the Class [___] Certificates) shall have been rated "Aaa" by Moody's, the Class [___] Certificates shall have been rated "Aa3" by Moody's, the Class [___] Certificates shall have been rated "A3" by Moody's, the Class [___] Certificates shall have been rated "Baa3" by Moody's and the Offered Certificates (other than the Class [___],[___] [___] and the Class [___] Certificates) shall have been rated "AAA" by Fitch and the Class [___],[___] and Class [___] Certificates shall have been rated at least "AA", "A" and "BBB," respectively, by Fitch.

         M. The Underwriter shall have received at or before the Closing Date, from [____________], letters, dated as of the date of this Agreement, substantially in the form previously agreed to (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (B) stating the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter.

         N. Prior to the Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by Renaissance in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

         O. Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;
(ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it, in the judgment of the Underwriter, impractical or inadvisable to proceed with the public offering or delivery of the Certificates on the terms and in the manner contemplated in the Prospectus.

         P. Counsel for the Servicer shall have furnished to the Underwriter its written opinion, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

                  1. The Servicer has been duly incorporated and is validly existing as a corporation in good standing under the laws of New York, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and to enter into and perform its obligations under the Pooling and Servicing Agreement, and to cause the issuance of the Certificates.

                  2. The execution, delivery and performance of the Pooling and Servicing Agreement by the Servicer, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Servicer is a party or by which the Servicer is bound or to which any of the property or assets of the Servicer is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Servicer or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Servicer or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Servicer to perform its obligations under the Pooling and Servicing Agreement).

                  3. There are no actions, proceedings or investigations pending before or, to their knowledge, threatened by any court, administrative agency or other tribunal to which the Servicer is a party or of which any of its properties is the subject: (a) which if determined adversely to the Servicer would have a material adverse effect on the business, results of operations or financial condition of the Servicer; (b) asserting the invalidity of the Pooling and Servicing Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Servicer of any of the transactions contemplated by the Pooling and Servicing Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement.

                  4. The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Servicer and, assuming the due authorization, execution and delivery of the Pooling and Servicing Agreement by the other parties thereto, the Pooling and Servicing Agreement constitutes a valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms.

         Q. Counsel for the Seller shall have furnished to the Underwriter its written opinion, addressed to the Underwriter and dated the Closing Date, in form and substance satisfactory to the Underwriter, as to the same matters addressed in Section F hereof.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

         If any condition specified in this Section VII shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to Renaissance at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section VIII.

         Section VIII. Payment of Expenses. As between Renaissance and the Underwriter, Renaissance agrees to pay: (a) the costs incident to the authorization, issuance, sale and delivery of the Offered Certificates and any taxes payable in connection therewith; (b) the cost incident to the underwriter's due diligence exercises; (c) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (d) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (e) the costs of reproducing and distributing this Agreement;
(f) the fees and expenses of qualifying the Certificates under the securities laws of the several jurisdictions as provided in Section V(G) hereof and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related fees and expenses of counsel to the Underwriter); (g) any fees charged by securities rating services for rating the Certificates; and (h) all other costs and expenses incident to the performance of the obligations of Renaissance (including costs and expenses of Renaissance's counsel); provided that, except as provided in this Section VIII, the Underwriter shall pay its own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered Certificates which they may sell and the expenses of advertising any offering of the Certificates made by the Underwriter.

         If this Agreement is terminated by the Underwriter in accordance with the provisions of Section VII, Section XI or Section XII, Renaissance shall reimburse the Underwriter for all reasonable out-of-pocket expenses, including fees and disbursements of Sidley Austin Brown & Wood LLP.

         Section IX. Indemnification and Contribution. A. Renaissance agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Certificates), to which the Underwriter or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse the Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Renaissance shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made (i) in the Prospectus or the Registration Statement in reliance upon and in conformity with written information furnished to Renaissance by or on behalf of the Underwriter specifically for inclusion therein and (ii) to the extent that such misstatement or omission was corrected at least one day prior to the written confirmation of such sale and such Underwriter did not deliver, at or prior to the written confirmation of such sale, a copy of the Prospectus as then revised, amended or supplemented in any case where such delivery is required by the Securities Act or the Exchange Act, if Renaissance has previously furnished copies thereof to the Underwriter in accordance with the terms of this Agreement or (iii) in the Derived Information except to the extent such misstatement or omission arises from a misstatement or omission in Seller Provided Information. The foregoing indemnity agreement is in addition to any liability which Renaissance may otherwise have to the Underwriter or any controlling person of the Underwriter.

         B. The Underwriter agrees to indemnify and hold harmless Renaissance, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls Renaissance within the meaning of Section 15 of the Securities Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which Renaissance or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was (i) made in reliance upon and in conformity with written information furnished to Renaissance by or on behalf of the Underwriter specifically for inclusion therein and (ii) in the Derived Information other than a misstatement or omission arising from a misstatement or omission in Seller Provided Information, and shall reimburse Renaissance and any such director, officer or controlling person for any legal or other expenses reasonably incurred by Renaissance or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to Renaissance or any such director, officer or controlling person.

         C. Promptly after receipt by any indemnified party under this Section IX of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section IX, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section IX except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section IX.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section IX for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriter, if the indemnified parties under this Section IX consist of the Underwriter or any of its controlling persons, or by Renaissance, if the indemnified parties under this
Section IX consist of Renaissance or any of Renaissance's directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Section IX(A) and (B), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

         D. For purposes of this Agreement, as to the Underwriter, "Derived Information" means such portion, if any, of the information delivered to the Company by such Underwriter pursuant to Section VI for filing with the Commission on Form 8-K which information (i) is not contained in the Prospectus without taking into account information incorporated therein by reference, and
(ii) does not constitute Seller-Provided Information. "Seller-Provided Information" means any computer tape (or other information) furnished to any Underwriter by or on behalf of the Company concerning the assets of the Trust Fund.

         E. If the indemnification provided for in this Section IX shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section IX(A) or (B), in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof (a) if such loss, claim, damage or liability does not arise from Investor Materials, (i) in such proportion as shall be appropriate to reflect the relative benefits received by Renaissance on the one hand and the Underwriter on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section IX(C), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Renaissance on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted if such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations and (b) if such loss, claim, damage or liability arises from Investor Materials, in such proportion as is appropriate to reflect the relative benefits received by Renaissance on the one hand and the Underwriter on the other from the offering of the Offered Certificates and the relative fault of Renaissance on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claims, damages or liability, or actions in respect thereof, as well as any other relevant equitable consideration.

         The relative benefits of the Underwriter and Renaissance shall be deemed to be in such proportions that the Underwriter is responsible for that portion of such losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount on the cover of the Prospectus as amended or supplemented bears to the initial public offering price as set forth thereon, and Renaissance shall be responsible for the balance.

         The relative fault of the Underwriter and Renaissance shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Renaissance or by the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

         Renaissance and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section IX(G) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section IX(E) shall be deemed to include, for purposes of this Section IX(E), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         In no case shall the Underwriter be responsible for any amount in excess of the discount applicable to each Certificate as disclosed on the cover of the Prospectus as amended or supplemented. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         F. The Underwriter confirms that the information set forth (i) in the last paragraph on the front cover, (ii) in the second and fifth paragraphs under the caption "Underwriting" in the Prospectus Supplement and (iii) the Derived Information is correct and constitutes the only information furnished in writing to Renaissance by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

         Section X. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of Renaissance submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling persons thereof, or by or on behalf of Renaissance and shall survive delivery of any Certificates to the Underwriter.

         Section XI. Termination of Agreement. The Underwriter may terminate this Agreement immediately upon notice to Renaissance, at any time at or prior to the Closing Date if any of the events or conditions described in Section VII(O) of this Agreement shall occur and be continuing. In the event of any such termination, the covenant set forth in Section V(D), the provisions of Section VIII, the indemnity agreement set forth in Section IX, and the provisions of Sections X and XIV shall remain in effect.

         Section XII. Seller Obligation. The Seller agrees with each Underwriter, for the sole and exclusive benefit of such Underwriter and each person who controls a Underwriter within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter, to indemnify and hold harmless each Underwriter and each person who controls a Underwriter within the meaning of either the Act or the Exchange Act against any failure by Renaissance to perform any of its obligations under this Agreement. The Seller agrees that there are no conditions precedent to the obligations of the Seller hereunder other than written demand to Renaissance to perform its obligations under this Agreement.

         Section XIII. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

         A. if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to [________________________], [______________________],
Attention: [_______], Fax: ([___]) [___]-[____]; and

         B. if to the Seller, shall be delivered or sent by mail, telex or facsimile transmission to Delta Funding Corporation, 1000 Woodbury Road, Woodbury, New York 11797, Attention: Chief Counsel, Fax: 516-364-9450.

         C. If to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission to Renaissance Mortgage Acceptance Corp., 1000 Woodbury Road, Woodbury, New York 11797, Attention: Chief Counsel, Fax: 516-364-9450.

         Section XIV. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter and Renaissance, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act, and for the benefit of directors of Renaissance, officers of Renaissance who have signed the Registration Statement and any person controlling Renaissance within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section IX, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         Section XV. Survival. The respective indemnities, representations, warranties and agreements of Renaissance and the Underwriter contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         Section XVI. Definition of the Term "Business Day". For purposes of this Agreement, "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         Section XVII. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Section XVIII. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         Section XIX. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Seller, Renaissance and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

                                      Very truly yours,

                                          RENAISSANCE MORTGAGE ACCEPTANCE CORP.

                                      By:
                                          ------------------------------
                                          Name:
                                          Title:

                                          DELTA FUNDING CORPORATION

                                      By:
                                          ------------------------------
                                          Name:
                                          Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[__________________________________]


By:
     ------------------------------
Name:
Title:

                                   SCHEDULE A


                      [__________________________________]


                                  Principal                      Purchase Price

Class [___]                    $ [___________]                      [_____]%

Class [___]                    $ [___________]                      [_____]%

Class [___]                    $ [___________]                      [_____]%

Class [___]                    $ [___________]                      [_____]%

Class [___]                    $ [___________]                      [_____]%

Class [___]                    $ [___________]                      [_____]%


* Notional Amount as of the closing date.



                                       1